SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) :
August 29, 2007
Vermont Pure Holdings, Ltd.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218

(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)
1050 Buckingham St., Watertown, CT 06795
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
860-945-0661
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On August 29, 2007 we finalized an amendment to our existing lease for the facility that we occupy at 1050 Buckingham St., Watertown, Connecticut 06795.
The Facility and Existing Lease
We currently lease a 67,000 square foot facility in Watertown, Connecticut, from Henry E. Baker, as trustee of the Baker Grandchildren’s Trust. The lease was scheduled to expire in October, 2010. Annual rent payments for the remainder of the lease were scheduled to be $414,000 annually. The facility contains a water purification and bottling plant, warehouse space, a truck garage and office space. We lease this property on a “triple net” basis. This is our principal facility.
Amendments to the Lease
The amended lease extends the term of the lease six years, to 2016, with an option to extend it an additional five years. Annual lease payments over the extended term of the lease are as follows:

Years 1-2	$452,250
Years 3-4	$461,295
Years 4-5	$475,521
The rent during the extended option term is to be negotiated by the parties or, in the event there is no agreement, by appraisers selected by them. Otherwise the lease remained substantially unchanged.
The principal reason for seeking to amend the lease was our decision to construct solar panels on the roof of the facility, in order to generate a portion of our electricity needs more cheaply than we currently purchase that electricity. We determined that the economic payback period of the solar panels would exceed the remaining term of the lease unless we sought and obtained an amendment extending the term of the lease.
After finalizing the lease amendment, we entered into agreements for the construction of the solar panels as well as grant agreements from the State of Connecticut to subsidize the project in part. We believe that certain federal and state tax credits will also help to reduce the effective cost of the project.
Relationships
Because of Mr. Baker’s relationship to us, the lease amendment was negotiated by and approved by an ad hoc committee consisting of our three independent directors. Board approval was obtained in accordance with Section 144 of the Delaware General Corporation Law, which deals with certain related party transactions.

Henry Baker and his sons John and Peter Baker are directors. Henry Baker is Chairman Emeritus, John Baker is our Executive Vice President and Peter Baker is our Chief Executive Officer. Ross Rapaport is a director and the Chair of our Board. Mr. Rapaport serves as trustee U/T/A dated 12/16/91 F/B/O Joan Baker et al., the Peter K. Baker Life Insurance Trust, and the John B. Baker Life Insurance Trust.
Additional information about our relationships with members of the Baker family and Mr. Rapaport can be found in our definitive proxy statement filed with the Securities and Exchange Commission on February 28, 2007 (the “Proxy Statement”), in the following sections of the Proxy Statement:
•	Employment Contracts, Change-in-Control Arrangements and Severance Contracts - describes the contractual arrangements we have with Peter, John and Henry Baker.

•	Security Ownership of Certain Beneficial Owners and Management - sets forth the beneficial ownership as of our common stock by Peter, John and Henry Baker and Mr. Rapaport as of the date set forth in the Proxy Statement.

•	Certain Transactions - sets forth (a) our subordinated loan obligations to Peter, John and Henry Baker and Henry Baker’s wife, Joan, (b) additional information about the lease described in this Form 8-K and (c) information about other relationships we have with Peter Baker and Mr. Rapaport.
On May 4, 2007 we filed a Current Report on Form 8-K disclosing new employment agreements for Peter and John Baker. To the extent that any of our periodic filings since the Proxy Statement amend or supplement any of the foregoing disclosures in the Proxy Statement, the reader should rely on the amended or supplemented disclosures.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERMONT PURE HOLDINGS, LTD.

/s/ Bruce S. MacDonald

By: Bruce S. MacDonald
Chief Financial Officer

Date: September 5, 2007